As filed with the Securities and Exchange Commission on October 1, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LB Pharmaceuticals Inc

(Exact name of registrant as specified in its charter)

Delaware	81-1854347
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Pennsylvania Plaza, Suite 1025

New York, NY 10119

(212) 605-0300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Minako Pazdera

General Counsel

LB Pharmaceuticals Inc

1 Pennsylvania Plaza, Suite 1025

New York, NY 10119

(212) 605-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta

Brandon Fenn

Marc Recht

Minkyu Park

Cooley LLP

55 Hudson Yards

New York, NY 10001

(212) 479-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains three prospectuses:

•

a base prospectus that covers the offering, sale and issuance by us or selling securityholders of the securities identified in the base prospectus from time to time in one or more offerings (the “Base Prospectus”);

•	a prospectus that covers the offering and sale by selling stockholders of common stock from time to time (the “Selling Stockholder Prospectus”); and

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a sales agreement prospectus, which covers the offering, sale and issuance by us of up to a maximum aggregate offering price of $200,000,000 of our common stock that may be issued and sold from time to time under a Sales Agreement with TD Securities (USA) LLC (the “ATM Prospectus”).

The Base Prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the Base Prospectus will be specified in one or more prospectus supplements to the Base Prospectus. The Selling Stockholder Prospectus immediately follows the Base Prospectus, and the ATM Prospectus immediately follows the Selling Stockholder Prospectus. This registration statement is intended, in part, to (i) replace our prior registration statement on Form S-1 (File No. 333-294900) and therefore includes, pursuant to the Selling Stockholder Prospectus, unsold shares of common stock registered for sale on such prior registration statement and (ii) register additional shares of common stock for resale by additional selling stockholders.

Prospectus

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we or selling securityholders may offer and sell any combination of shares of our common stock, shares of our preferred stock, debt securities, warrants and units to purchase any of such securities, in one or more offerings at prices and on terms described in this prospectus. We or selling securityholders may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock is listed on the Nasdaq Global Market under the trading symbol “LBRX.” On September 30, 2026, the last reported sale price of our common stock was $38.38 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Market or any other securities exchange of the securities covered by the applicable prospectus supplement.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page 6 of this prospectus and contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

We or selling securityholders may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and over-allotment options to purchase additional shares will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we or the selling securityholders expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling securityholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we or the selling securityholders, may, from time to time, offer and sell shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, in one or more offerings. There is no limit on the aggregate amount of the securities that we or the selling securityholders may offer pursuant to the registration statement of which this prospectus is a part.

This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we may authorize for use in connection with a specific offering by the selling securityholders, together with the information incorporated herein by reference as described in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before investing in any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We have not authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference industry, market and competitive position data from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. The content of these third-party sources, except to the extent specifically set forth in this prospectus and the documents incorporated by reference in this prospectus, does not constitute a portion of this prospectus or the documents incorporated by reference in this prospectus and is not incorporated herein or therein. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that

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regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

In addition, while we are responsible for all of the disclosure contained in this prospectus and the documents incorporated by reference in this prospectus and we believe the industry, market and competitive position data included in this prospectus and the documents incorporated by reference in this prospectus is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Special Note Regarding Forward-Looking Statements” in this prospectus and in the section titled “Risk Factors” incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us. Accordingly, investors should not place undue reliance on this information.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless the context indicates otherwise, as used in this prospectus, all references to “LB Pharmaceuticals,” the “Company,” “we,” “us,” “our,” or similar references refer to LB Pharmaceuticals Inc.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact, including statements regarding our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans, or intentions relating to product candidates and markets and business trends are forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

These statements involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

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the initiation, timing, progress, potential registrational quality, and results of our research and development programs, preclinical studies, any clinical trials, Investigational New Drug (“IND”), New Drug Applications (“NDAs”), and other regulatory submissions;

•	the ability of our approach to reproducibly predict treatment outcomes for LB-102 amongst identified patient populations and achieve clinical success;

•	the timing of and costs involved in obtaining and maintaining regulatory approval of LB-102 and any future product candidates that we may identify or develop;

•	the beneficial characteristics, including potential safety, efficacy, and therapeutic effects, of LB-102;

•

our ability to efficiently and cost-effectively conduct our current and future clinical trials, including our plan to incorporate improvements to enhance commercial scalability of our drug product manufacturing;

•	our ability to obtain funding for our operations necessary to complete further development and commercialization of LB-102, if approved;

•

our ability to maintain existing, and establish new, strategic collaborations, licensing, or other arrangements, including our ability to comply with our financial obligations pursuant to the terms of such agreements;

•	our ability to identify and develop LB-102 for treatment of additional indications;

•	the performance of our third-party service providers, including our suppliers and manufacturers;

•	the ability of our third-party manufacturers to increase the scale of their production of our product candidate, and/or increase the product yield of their manufacturing;

•	the rate and degree of market acceptance and clinical utility for LB-102 and any other product candidates we may develop;

•	the effects of competition with respect to LB-102 or any of our future product candidates, as well as innovations by current and future competitors in our industry;

•	our estimates regarding the potential market opportunities and the number of patients for LB-102 and any future product candidates, if approved for commercial use;

•	the implementation of our strategic plans for our business, LB-102, and any future product candidates we may develop;

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•

our intellectual property position, including the scope of protection we are able to establish, maintain, defend and enforce for intellectual property rights covering LB-102 and any future product candidates we may develop;

•	our ability to attract and retain key scientific or management personnel;

•	regulatory and legal developments in the United States and foreign countries;

•	our ability to attract and retain employees and collaborators with development, regulatory, and commercialization expertise;

•	the accuracy of our estimates regarding future expenses, future revenue, capital requirements, and need for additional financing;

•	the period over which we estimate our existing cash, cash equivalents and marketable securities will be sufficient to fund our future operating expenses and capital expenditure requirements; and

•	our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act.

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. We discuss many of the risks associated with the forward-looking statements contained or incorporated by reference in this prospectus in greater detail under the heading “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should read this prospectus and any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events, or otherwise.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires, we use the terms “LB Pharmaceuticals,” “Company,” “we,” “us” and “our” in this prospectus to refer to LB Pharmaceuticals Inc.

Overview

We are a neuromedicines company dedicated to developing and commercializing high-impact therapies that address the multiple dimensions of underserved brain diseases. Our growing pipeline leverages the broad therapeutic potential of our lead product candidate, LB-102, which we believe has the opportunity to be the first benzamide antipsychotic drug approved for neuropsychiatric disorders in the United States. LB-102 is currently in late-stage clinical development for schizophrenia (pivotal Phase 3 NOVA-2 trial) and bipolar depression (Phase 2 ILLUMINATE-1 trial). Concurrently with the Phase 3 NOVA-2 trial, we are enrolling an outpatient, open label trial (NOVA-3) to accrue the requisite safety population required to support NDA submission as well as other clinical trials and non-clinical studies typically required by the U.S. Food and Drug Administration (“FDA”) for NDA approval.

We are also planning to conduct a Phase 2 clinical trial evaluating LB-102 as an adjunctive treatment in major depressive disorder (“aMDD”). Additional pipeline expansion is planned for LB-102 in new indications with strong mechanistic rationale and validating clinical and real-world experience from amisulpride, potentially including negative symptoms of schizophrenia (with potential for trial initiation in the second half of 2027, subject to regulatory feedback and other factors) and Alzheimer’s disease agitation/psychosis. We are also developing a long-acting injectable (“LAI”) formulation of LB-102, which may improve adherence, a common issue in patients with schizophrenia and bipolar disorder. LB-102 is a new chemical entity and a methylated derivative of amisulpride, a second-generation antipsychotic drug approved in over 50 countries. Amisulpride is not available in the United States because the development and regulatory requirements of the FDA for amisulpride were incompatible with patent coverage on the drug. Amisulpride is a generic drug that has been extensively used in clinical practice following its initial approval in France in the 1980s, generating at least two million monthly prescriptions in 2023 in a subset of 16 continental European countries. Among these European prescriptions for amisulpride, our data suggest that approximately 60% are for schizophrenia and schizoaffective disorders and approximately 20% are for mood disorders and the remainder are for anxiety and a variety of other indications.

We designed LB-102 to address the limitations of amisulpride with the aim of creating a product candidate with the potential for a differentiated therapeutic profile and strong intellectual property protection. We believe LB-102’s mechanism of action, data from our recently completed Phase 2 trial (NOVA-1) of LB-102 in acute schizophrenia, and the heritage of clinical and real-world experience with amisulpride support the continued development of LB-102 in both psychosis and mood disorders. We believe that LB-102, if approved, can become a mainstay of psychiatric practice by offering a potentially attractive alternative to branded and generic therapeutics for the treatment of schizophrenia, bipolar depression, adjunctive MDD and other neuropsychiatric diseases, given the compelling balance of clinical activity and tolerability observed to date.

Corporate Information and Trademarks

LB Pharmaceuticals Inc was incorporated under the laws of the State of Delaware in September 2015. Our principal executive office is located at 1 Pennsylvania Plaza, Suite 1025, New York, NY 10119. Our telephone number is (212) 605-0300. Our website address is https://lbpharma.us. Information contained in, or accessible through, our website does not constitute a part of, and is not incorporated into, this prospectus.

The LB Pharmaceuticals logo, the name LB Pharmaceuticals, and other trademarks of LB Pharmaceuticals Inc appearing in this prospectus are the property of LB Pharmaceuticals Inc. Solely for convenience, trade names, trademarks, and service marks contained in this prospectus may appear without the “®” or “™” symbols. Such references are not intended to indicate, in any way, that the respective owners will not assert, to the fullest extent possible under applicable law, their rights to those trade names, trademarks, and service marks.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we may remain an emerging growth company for up to five years following our initial public offering (“IPO”). For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period and, therefore, we are not subject to the same requirements to adopt new or revised accounting standards as other public companies that are not emerging growth companies; however, we may adopt certain new or revised accounting standards early. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the fiscal year in which we have $1.235 billion or more in annual revenue; (ii) the date on which we first qualify as a large accelerated filer under the rules of the SEC; (iii) the date on which we have, in any three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of our IPO.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year, and the market value of our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

Description of Securities

We or selling securityholders may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units in combination with other securities, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. There is no limit on the aggregate number or amount of securities we or selling securityholders may sell pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity date, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	material U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We or selling securityholders may sell the securities directly to investors or to or through agents, underwriters or dealers. If we or selling securityholders do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment or other options, if any; and

•	the net proceeds to us, if any.

Common Stock. We may issue shares of our common stock from time to time. Under our amended and restated certificate of incorporation, we have the authority to issue up to 500,000,000 shares of common stock, par value $0.0001 per share. The holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to the preferences of any then outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, whether voluntary or involuntary, the then outstanding holders of common stock are entitled to share pro rata all funds and assets remaining after payment of liabilities and liquidation preferences of any then outstanding shares of preferred stock. Holders of our common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences, and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. In this prospectus, we have summarized certain general features of our common stock in the section titled “Description of Capital Stock” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors has the authority to designate up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series and determine or alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock, any or all of which may be greater than the rights of the common stock. If we sell any new series of preferred stock under this prospectus and any applicable prospectus supplement, our board of directors will determine the rights, preferences and privileges of the preferred stock being offered, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Preferred stock may be convertible into our common stock or other securities of ours, or may be exchangeable for debt securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of the certificate of designation that describes the terms of the series of preferred stock being offered before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock in the section titled “Description of Capital Stock—Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible or exchangeable debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion or exchange may be mandatory or optional (at our option or the holders’ option) and would be at prescribed conversion or exchange rates.

The debt securities will be issued under an indenture that we will enter into with a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities in the section titled “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities offered by any prospectus supplement. In this prospectus, we have summarized certain general features of the warrants in the section titled “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Units. We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in such unit. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of units being offered, as well as the complete unit agreements that contain the terms of the units as applicable. A form of the unit agreement, as applicable, containing the terms of the unit being offered will be filed as an exhibit to the registration statement or will be incorporated by reference from reports that we file with the SEC.

Any units may be issued under an applicable unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

Selling Securityholders

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Information about selling securityholders, if any, will be set forth in a prospectus supplement. See the section titled “Selling Securityholders” on page 28 of this prospectus.

Use of Proceeds

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. See the section titled “Use of Proceeds” in this prospectus. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

Nasdaq Global Market Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “LBRX.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and described under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. See the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise indicated in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, including research and development expenses, selling, general and administrative expenses and capital expenditures. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term and intermediate term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and certain provisions of our amended and restated certificate of incorporation, or restated certificate, and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

General

The restated certificate authorizes us to issue up to 500,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time.

Common Stock

Voting

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding-up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights, Preferences, and Privileges

Holders of common stock have no preemptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to common stock. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to designate and issue up to an aggregate of 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations, or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock or delaying, deferring or preventing a change in control of us, which might harm the market price of our common stock.

Our board of directors will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders. We have no shares of preferred stock outstanding and have no current plans to issue any shares of preferred stock.

Warrants

Class A Warrants

In November 2018 and March 2019, we issued warrants to certain investors to purchase shares of our common stock at an exercise price per share of $64.14, subject to adjustment as set forth in the warrant (the “Class A Warrants”). In August 2023, in conjunction with our Series C financing, we modified the outstanding Class A Warrants and reduced the exercise price to $0.28. As of June 30, 2026, Class A Warrants to purchase up to 18,175 shares of common stock remained unexercised and outstanding. The Class A Warrants include a cashless exercise feature allowing the holder to receive shares underlying the applicable Class A Warrant in an amount reduced by the aggregate amount of the exercise price that would have been payable upon exercise of the applicable Class A Warrant for such shares. Each Class A Warrant is exercisable until the 10th anniversary from its issuance date. The Class A Warrants include anti-dilution protection provisions, subject to certain exceptions, relating to subsequent sales of shares of common stock at an issuance price per share that is less than the then-effective exercise price of the Class A Warrants. The warrant holder is not a stockholder and has none of the rights of a stockholder until the warrant is exercised and the shares of common stock are issued upon exercise.

Class B Warrants

In November 2018 and March 2019, we issued warrants to certain investors to purchase shares of common stock at an exercise price per share of $64.14, subject to adjustment as set forth in the warrant (the “Class B Warrants”). In August 2023, in conjunction with our Series C financing, we modified the outstanding Class B Warrants and reduced the exercise price to $0.28. As of June 30, 2026, Class B Warrants to purchase up to 22,111 shares of common stock remained unexercised and outstanding. The Class B Warrants include a cashless exercise feature allowing the holder to receive shares underlying the applicable Class B Warrant in an amount reduced by the aggregate amount of the exercise price that would have been payable upon exercise of the applicable Class B Warrant for such shares. Each Class B Warrant became exercisable in May 2022 and will remain exercisable until the 10th anniversary from its issuance date. The Class B Warrants include anti-dilution protection provisions, subject to certain exceptions, relating to subsequent sales of shares of common stock at an issuance price per share that is less than the then-effective exercise price of the Class B Warrants. The warrant holder is not a stockholder and has none of the rights of a stockholder until the warrant is exercised and the shares of common stock are issued upon exercise.

Series B-1 Warrants

In May 2022, we issued warrants to certain investors to purchase shares of common stock at an exercise price per share of $104.56, subject to adjustment as set forth in the warrant (the “Series B-1 Warrants”). In August 2023, in conjunction with our Series C financing, we modified the outstanding Series B-1 Warrants, reducing the exercise price to $0.28. As of June 30, 2026, Series B-1 Warrants to purchase up to 1,511 shares of common stock remained unexercised and outstanding. Series B-1 Warrants include a cashless exercise feature allowing the holder to receive shares underlying the applicable Series B-1 Warrant in an amount reduced by the aggregate amount of the exercise price that would have been payable upon exercise of the applicable Series B-1 Warrant for such shares. Each Series B-1 Warrant is exercisable until its expiration in May 2027. The Series B-1 Warrants include anti-dilution protection provisions, subject to certain exceptions, relating to subsequent sales of shares of our common stock at an issuance price per share that is less than the then-effective exercise price of the Series B-1 Warrants. The warrant holder is not a stockholder and has none of the rights of a stockholder until the warrant is exercised and the shares of common stock are issued upon exercise.

New Series B Warrants

In August 2023, we issued warrants to certain investors to purchase shares of common stock at an exercise price per share of $41.83, subject to adjustment as set forth in the warrant (the “New Series B Warrants”). As of June 30, 2026, New Series B Warrants to purchase up to 3,361 shares of our common stock remained unexercised. The New Series B Warrants include a cashless exercise feature allowing the holder to receive shares underlying the applicable New Series B Warrant in an amount reduced by the aggregate amount of the exercise price that would have been payable upon exercise of the applicable New Series B Warrant for such shares. Each New Series B Warrant is exercisable until its expiration in August 2028. The New Series B Warrants include anti-dilution protection provisions, subject to certain exceptions, relating to subsequent sales of shares of common stock at an issuance price per share that is less than the then-effective exercise price of the New Series B Warrants. The warrant holder is not a stockholder and has none of the rights of a stockholder until the warrant is exercised and the shares of common stock are issued upon exercise.

Pre-Funded Warrants

In February 2026, we issued pre-funded warrants to certain investors to purchase 1,417,107 shares of common stock at an initial exercise price per share equal to $0.0001 (the “February 2026 Pre-Funded Warrants”), all of which remain outstanding. In July 2026, we issued pre-funded warrants to certain investors to purchase 715,513 shares of common stock at an initial exercise price per share equal to $0.0001 (the “July 2026 Pre-Funded Warrants”). The February 2026 Pre-Funded Warrants and the July 2026 Pre-Funded Warrants are collectively referred to herein as the “Pre-Funded Warrants.”

The Pre-Funded Warrants are immediately exercisable upon issuance and may be exercised at any time until they are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassification, reorganizations or similar events affecting our common stock and the exercise price.

A holder of the Pre-Funded Warrants does not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 19.99%, provided that any increase will not be effective until the 61st day after such election.

The Pre-Funded Warrants are exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. The Pre-Funded Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant.

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights or rights to receive dividends, until the holder exercises the pre-funded warrant.

Registration Rights

Certain holders of shares of our common stock are entitled to rights with respect to the registration of these securities under the Securities Act of 1933, as amended (the “Securities Act”). These rights are provided under the terms of an amended and restated investors’ rights agreement by and among us and certain of our stockholders and holders of its outstanding warrants, as applicable. These shares are collectively herein referred to as registrable securities.

The amended and restated investors’ rights agreement includes demand registration rights, short-form registration rights and piggyback registration rights. The demand, short form, and piggyback registration rights described below will generally expire no later than three years after the completion of our IPO, upon the closing of a deemed liquidation event, or with respect to any particular holder, at such time that such holder can sell its shares under Rule 144 of the Securities Act during any three-month period.

Demand Registration Rights

At any time beginning March 10, 2026, the holders of the registrable securities will be entitled to certain demand registration rights. Upon the request of holders of at least 60% of the registrable securities then outstanding, we will be required to register all or a portion of their shares, subject to certain specified exceptions. Such request for registration must cover registrable securities then outstanding having an aggregate offering price in excess of $15.0 million after deducting certain selling expenses. We are not obligated to take any action in response to such request (i) during the period that is estimated to be 60 days before and 180 days after the effective date of a Company-initiated registration, (ii) if we have already effected one registration pursuant to such requests for registration on Form S-1, or (iii) if the initiating holders propose to register securities that may be immediately registered on Form S-3.

Additionally, if we determine that it would be materially detrimental to us and our stockholders for such registration statement to either become effective or remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving us, (ii) require making a premature disclosure of material information that we have a bona fide business purpose for preserving as confidential, or (iii) render us unable to comply with requirements under the Securities Act or Exchange Act to effect such a demand registration, then we have the right to defer such registration, not more than once in any 12-month period, for an aggregate of up to 120 days.

Piggyback Registration Rights

If we propose to register any of our securities under the Securities Act in another offering, either for its own account or for the account of other security holders, the holders of registrable securities will be entitled to notice of the registration and will be entitled to include their shares of common stock in the registration, subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares included in such registration under specified circumstances.

Form S-3 Registration Rights

At any time when we are eligible to use a Form S-3 registration statement, the holders of the registrable securities then outstanding will be entitled to certain Form S-3 registration rights. Any holder of these shares can make a request that we register for offer and sale their shares on Form S-3 if we are qualified to file a registration statement on Form S-3, subject to certain specified exceptions. Such request for registration on Form S-3 must cover registrable securities then outstanding having an aggregate offering price in excess of $3.0 million after deducting certain selling expenses. We are not obligated to take any action in response to such request (i) during the period that is estimated to be 30 days before and 90 days after the effective date of a Company-initiated registration, or (ii) if we have already effected two registrations pursuant to such requests for registration within the preceding 12-month period.

Additionally, if we determine that it would be materially detrimental to us and our stockholders for such registration statement to either become effective or remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving us, (ii) require making a premature disclosure of material information that have a bona fide business purpose for preserving as confidential, or (iii) render us unable to comply with requirements under the Securities Act or Exchange Act to effect such a demand registration, then we have the right to defer such registration, not more than once in any 12-month period, for an aggregate of up to 120 days.

Expenses of Registration Rights

We are required to pay all expenses, including reasonable fees and expenses, not to exceed $30,000 per registration, of one counsel to represent the selling stockholders, relating to any demand, piggyback or Form S-3 registration, other than underwriting discounts and commissions, stock transfer taxes, and any additional fees of counsel for the selling stockholders, subject to specified conditions and limitations. We are not required to pay registration expenses if a demand registration request is withdrawn at the request of a majority of holders of registrable securities to be registered, unless holders of a majority of the registrable securities agree to forfeit their right to one demand registration.

The investors’ rights agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the applicable registration statement attributable to us, and the selling stockholders are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them, subject to certain limitations.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws, and Delaware Law

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

•	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation or any direct or indirect majority-owned subsidiary of the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder (in one transaction or a series of transactions);

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder;

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any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•

permit the board of directors to issue, without further action by the stockholders, up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control) that may be senior to common stock;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

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provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least 66 2/3% of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divide the board of directors into three classes with each class serving three-year staggered terms;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing in a timely manner and also specify requirements as to the form and content of a stockholder’s notice;

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do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

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provide that special meetings of our stockholders may be called only by the chair of the board, our Chief Executive Officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

Choice of Forum

Our amended and restated certificate of incorporation and amended and restated bylaws provide that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees to us or our stockholders; (iii) any action or proceeding asserting a claim against us or any of our current or former directors, officers or other employees, arising out of or pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; (iv) any action or proceeding to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or our amended and restated bylaws (including any right, obligation, or remedy thereunder); (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

The provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. Additionally, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our amended and restated certificate of incorporation also provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our amended and restated certificate of incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

Listing

Our common stock is traded on the Nasdaq Global Market under the symbol “LBRX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is P.O. Box 64945, Saint Paul, MN 55164-0945.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We will issue the debt securities under either the senior indenture or the subordinated indenture that we will enter into with the trustee named in the applicable indenture. If we offer senior debt securities, we will issue them under the senior indenture. If we issue subordinated debt securities, we will issue them under the subordinated indenture. We have filed the forms of indentures as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Unless the context requires otherwise, whenever we refer to the indenture, we are referring to the senior indenture or the subordinated indenture, as applicable, and we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

The following summary of material provisions of the debt securities and the indentures is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for U.S. federal income tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Provisions Relating Only to the Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the title of such securities;

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material U.S. federal income tax considerations, if any, of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. The following, together with the additional information we may include in the applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

Any applicable prospectus supplement will describe:

•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any additional terms of the governing unit agreement, if applicable;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the unit; and

•	any applicable material U.S. federal income tax considerations.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants”, will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant or unit agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	the performance of third-party service providers;

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section titled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement between us and such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in the applicable prospectus supplement, in a post-effective amendment or in other filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or selling securityholders may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of these securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants. We or selling securityholders may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We or selling securityholders may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, on or through the facilities of the Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or at market prices prevailing at the time of sale.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or selling securityholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We or selling securityholders may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We or selling securityholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common stock which is listed on the Nasdaq Global Market. We have no current plans for listing of the preferred stock, debt securities or warrants on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, debt securities or warrants will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Cooley LLP, New York, New York will pass upon the validity of the securities offered by this prospectus, and any supplement thereto, unless otherwise indicated in the applicable prospectus supplement. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of LB Pharmaceuticals Inc (the Company) as of December 31, 2025 and 2024 and for the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement and the accompanying exhibits. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at https://lbpharma.us/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. We have included our website address as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the filing of the registration statement of which this prospectus is a part, and (ii) after the effectiveness of the registration statement but prior to the termination of all offerings of securities covered by this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 26, 2026;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2025 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 23, 2026;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 12, 2026 and August 11, 2026, respectively;

•

Our Current Reports on Form 8-K filed with the SEC on February 5, 2026, March  10, 2026, March  16, 2026, June  9, 2026, June  10, 2026, July  22, 2026, July  29, 2026, September  3, 2026 and September 15, 2026 (each to the extent the information in such reports is filed and not furnished); and

•

The description of our common stock in our registration statement on Form 8-A filed with the SEC on September  9, 2025, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 1 Pennsylvania Plaza, Suite 1025, New York, NY 10119, Attention: Corporate Secretary, or by telephoning us at (212) 605-0300.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

October 1, 2026

PROSPECTUS

Up to 8,489,673 Shares of Common Stock

This prospectus relates to the resale or other disposition by the Selling Stockholders identified herein from time to time of up to (i) 4,293,073 shares of common stock, par value $0.0001 per share, of LB Pharmaceuticals Inc (“Common Stock”), by certain selling stockholders with whom we have entered into a securities purchase agreement and registration rights agreement pursuant to a private placement in July 2026 (the “July 2026 PIPE”), including their pledgees, assignees, donees, transferees or their respective successors-in-interest (the “July 2026 PIPE Selling Stockholders”), which consist of (a) 3,577,560 outstanding shares of our Common Stock held by the July 2026 PIPE Selling Stockholders, and (b) 715,513 shares of our Common Stock issuable upon the exercise of outstanding pre-funded warrants (the “July 2026 Pre-Funded Warrants”), to purchase shares of our Common Stock held by the July 2026 PIPE Selling Stockholders and (ii) 4,196,600 shares of Common Stock by certain selling stockholders with whom we have entered into a securities purchase agreement and registration rights agreement pursuant to a private placement in February 2026 (the “February 2026 PIPE”), including their pledgees, assignees, donees, transferees or their respective successors-in-interest (the “February 2026 PIPE Selling Stockholders”), which consist of (a) 2,779,493 outstanding shares of our Common Stock held by the February 2026 PIPE Selling Stockholders and (b) 1,417,107 shares of our Common Stock issuable upon the exercise of outstanding pre-funded warrants (the “February 2026 Pre-Funded Warrants”), to purchase shares of our Common Stock held by the February 2026 PIPE Selling Stockholders. The July 2026 PIPE and the February 2026 PIPE are collectively referred to herein as the “PIPEs.” The July 2026 PIPE Selling Stockholders and the February 2026 PIPE Selling Stockholders are collectively referred to herein as the “Selling Stockholders.” The July 2026 Pre-Funded Warrants and the February 2026 Pre-Funded Warrants are collectively referred to herein as the “Pre-Funded Warrants.”

We will not receive any proceeds from the sale of the shares of the Common Stock covered by this prospectus (the “Shares”), offered by this prospectus, except the exercise price of $0.0001 per share of any of the Pre-Funded Warrants exercised for cash.

Sales of the Shares by the Selling Stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholders may sell the Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the Shares, or both.

We are paying the cost of registering the Shares as well as various related expenses. The Selling Stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their Shares. See “Plan of Distribution” for more information about how the Selling Stockholders may sell or dispose of their Shares.

Our Common Stock is traded on The Nasdaq Global Market under the symbol “LBRX.” On September 30, 2026, the last reported sale price of our Common Stock was $38.38 per share.

We are an “emerging growth company” and a “smaller reporting company” under applicable Securities and Exchange Commission rules and have elected to comply with certain reduced public company reporting requirements for this prospectus. See “Prospectus Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 10 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2026

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference to exhibits to the registration statement of which this prospectus forms a part and any applicable prospectus supplement or amendment. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents filed as exhibits to the registration statement of which this prospectus forms a part, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the Selling Stockholders may, from time to time, sell the Shares offered by them described in this prospectus.

The Selling Stockholders in this prospectus may offer and sell up to 8,489,673 shares of our common stock pursuant to this prospectus. In addition, from time to time, selling stockholders to be named in a prospectus supplement may offer shares of our common stock and, in such case, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more prospectus supplements or free writing prospectuses to be provided to you that may contain material information relating to this offering. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with this offering by the Selling Stockholders, together with the information incorporated herein by reference as described in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before investing in any of the securities being offered.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference industry, market and competitive position data from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. The content of these third-party sources, except to the extent specifically set forth in this prospectus and the documents incorporated by reference in this prospectus, does not constitute a portion of this prospectus or the documents incorporated by reference in this prospectus and is not incorporated herein or therein. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

In addition, while we are responsible for all of the disclosure contained in this prospectus and the documents incorporated by reference in this prospectus and we believe the industry, market and competitive position data included in this prospectus and the documents incorporated by reference in this prospectus is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Special Note Regarding Forward-Looking Statements” in this prospectus and in the section titled “Risk Factors” incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us. Accordingly, investors should not place undue reliance on this information.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless the context indicates otherwise, as used in this prospectus, all references to “LB Pharmaceuticals,” the “Company,” “we,” “us,” “our,” or similar references refer to LB Pharmaceuticals Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact, including statements regarding our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans, or intentions relating to product candidates and markets and business trends are forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

These statements involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•

the initiation, timing, progress, potential registrational quality, and results of our research and development programs, preclinical studies, any clinical trials, Investigational New Drug (“IND”), New Drug Applications (“NDAs”), and other regulatory submissions;

•	the ability of our approach to reproducibly predict treatment outcomes for LB-102 amongst identified patient populations and achieve clinical success;

•	the timing of and costs involved in obtaining and maintaining regulatory approval of LB-102 and any future product candidates that we may identify or develop;

•	the beneficial characteristics, including potential safety, efficacy, and therapeutic effects, of LB-102;

•

our ability to efficiently and cost-effectively conduct our current and future clinical trials, including our plan to incorporate improvements to enhance commercial scalability of our drug product manufacturing;

•	our ability to obtain funding for our operations necessary to complete further development and commercialization of LB-102, if approved;

•

our ability to maintain existing, and establish new, strategic collaborations, licensing, or other arrangements, including our ability to comply with our financial obligations pursuant to the terms of such agreements;

•	our ability to identify and develop LB-102 for treatment of additional indications;

•	the performance of our third-party service providers, including our suppliers and manufacturers;

•	the ability of our third-party manufacturers to increase the scale of their production of our product candidate, and/or increase the product yield of their manufacturing;

•	the rate and degree of market acceptance and clinical utility for LB-102 and any other product candidates we may develop;

•	the effects of competition with respect to LB-102 or any of our future product candidates, as well as innovations by current and future competitors in our industry;

•	our estimates regarding the potential market opportunities and the number of patients for LB-102 and any future product candidates, if approved for commercial use;

•	the implementation of our strategic plans for our business, LB-102, and any future product candidates we may develop;

•

our intellectual property position, including the scope of protection we are able to establish, maintain, defend and enforce for intellectual property rights covering LB-102 and any future product candidates we may develop;

•	our ability to attract and retain key scientific or management personnel;

•	regulatory and legal developments in the United States and foreign countries;

•	our ability to attract and retain employees and collaborators with development, regulatory, and commercialization expertise;

•	the accuracy of our estimates regarding future expenses, future revenue, capital requirements, and need for additional financing;

•	the period over which we estimate our existing cash, cash equivalents and marketable securities will be sufficient to fund our future operating expenses and capital expenditure requirements; and

•	our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act.

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. We discuss many of the risks associated with the forward-looking statements contained or incorporated by reference in this prospectus in greater detail under the heading “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events, or otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our Common Stock discussed in the section titled “Risk Factors” contained in this prospectus and in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires, we use the terms “LB Pharmaceuticals,” “Company,” “we,” “us” and “our” in this prospectus to refer to LB Pharmaceuticals Inc.

Overview

We are a neuromedicines company dedicated to developing and commercializing high-impact therapies that address the multiple dimensions of underserved brain diseases. Our growing pipeline leverages the broad therapeutic potential of our lead product candidate, LB-102, which we believe has the opportunity to be the first benzamide antipsychotic drug approved for neuropsychiatric disorders in the United States. LB-102 is currently in late-stage clinical development for schizophrenia (pivotal Phase 3 NOVA-2 trial) and bipolar depression (Phase 2 ILLUMINATE-1 trial). Concurrently with the Phase 3 NOVA-2 trial, we are enrolling an outpatient, open label trial (NOVA-3) to accrue the requisite safety population required to support NDA submission as well as other clinical trials and non-clinical studies typically required by the U.S. Food and Drug Administration (“FDA”) for NDA approval.

We are also planning to conduct a Phase 2 clinical trial evaluating LB-102 as an adjunctive treatment in major depressive disorder (“aMDD”). Additional pipeline expansion is planned for LB-102 in new indications with strong mechanistic rationale and validating clinical and real-world experience from amisulpride, potentially including negative symptoms of schizophrenia (with potential for trial initiation in the second half of 2027, subject to regulatory feedback and other factors) and Alzheimer’s disease agitation/psychosis. We are also developing a long-acting injectable (“LAI”) formulation of LB-102, which may improve adherence, a common issue in patients with schizophrenia and bipolar disorder. LB-102 is a new chemical entity and a methylated derivative of amisulpride, a second-generation antipsychotic drug approved in over 50 countries. Amisulpride is not available in the United States because the development and regulatory requirements of the FDA for amisulpride were incompatible with patent coverage on the drug. Amisulpride is a generic drug that has been extensively used in clinical practice following its initial approval in France in the 1980s, generating at least two million monthly prescriptions in 2023 in a subset of 16 continental European countries. Among these European prescriptions for amisulpride, our data suggest that approximately 60% are for schizophrenia and schizoaffective disorders and approximately 20% are for mood disorders and the remainder are for anxiety and a variety of other indications.

We designed LB-102 to address the limitations of amisulpride with the aim of creating a product candidate with the potential for a differentiated therapeutic profile and strong intellectual property protection. We believe LB-102’s mechanism of action, data from our recently completed Phase 2 trial (NOVA-1) of LB-102 in acute schizophrenia, and the heritage of clinical and real-world experience with amisulpride support the continued development of LB-102 in both psychosis and mood disorders. We believe that LB-102, if approved, can become a mainstay of psychiatric practice by offering a potentially attractive alternative to branded and generic therapeutics for the treatment of schizophrenia, bipolar depression, adjunctive MDD and other neuropsychiatric diseases, given the compelling balance of clinical activity and tolerability observed to date.

Private Placements

July 2026 Private Placement

On July 28, 2026, we entered into a Securities Purchase Agreement (the “July 2026 Purchase Agreement”), with the July 2026 PIPE Selling Stockholders, pursuant to which we agreed to issue and sell to the July 2026 PIPE Selling Stockholders an aggregate of (i) 3,577,560 shares of Common Stock and (ii) July 2026 Pre-Funded Warrants to purchase up to 715,513 shares of Common Stock. Each share was offered and sold at a purchase price of $34.94 before deducting underwriting discounts and commissions and each July 2026 Pre-Funded Warrant was offered and sold at a purchase price of $34.9399, which is equal to the purchase price per share less the $0.0001 exercise price of each July 2026 Pre-Funded Warrant, before deducting underwriting discounts and commissions. Each July 2026 Pre-Funded Warrant has an initial exercise price per share of $0.0001, subject to certain adjustments. The July 2026 Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the July 2026 Pre-Funded Warrants are exercised in full. The July 2026 Pre-Funded Warrants do not expire.

Under the terms of the July 2026 Pre-Funded Warrants, the Company may not effect the exercise of any July 2026 Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any July 2026 Pre-Funded Warrant (i) if immediately prior to the exercise, a holder (together with its affiliates), beneficially owns an aggregate number of shares of Common Stock greater than 4.99% or 9.99%, as applicable (the “Maximum Percentage”), of the total number of issued and outstanding shares of Common Stock without taking into account any warrant shares, or (ii) to the extent that immediately following the exercise, the holder (together with its affiliates) would beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of such shares of Common Stock, which such percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon 61 days’ notice to us.

In connection with the July 2026 PIPE, we also entered into a Registration Rights Agreement, dated July 28, 2026 (the “July 2026 Registration Rights Agreement”), with the July 2026 PIPE Selling Stockholders. Pursuant to the terms of the July 2026 Registration Rights Agreement, we are obligated to prepare and file with the SEC a registration statement on Form S-3 to register for resale of the shares and the warrant Shares within 90 days of the closing date of the July 2026 PIPE and to use our reasonable best efforts to have the registration statement declared effective as soon as possible, but no later than 90 days after the initial filing date of the registration statement, subject to extension under the terms of the July 2026 Registration Rights Agreement. We also agreed to use reasonable best efforts to keep such registration statement effective until the earlier of the date the shares and the warrant shares covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction.

February 2026 Private Placement

On February 4, 2026, we entered into a Securities Purchase Agreement (the “February 2026 Purchase Agreement”), with the February 2026 PIPE Selling Stockholders, pursuant to which we agreed to issue and sell to the February 2026 PIPE Selling Stockholders an aggregate of (i) 3,306,571 shares of Common Stock and (ii) February 2026 Pre-Funded Warrants to purchase up to 1,417,107 shares of Common Stock. Each share was offered and sold at a purchase price of $21.17 before deducting underwriting discounts and commissions and each February 2026 Pre-Funded Warrant was offered and sold at a purchase price of $21.1699, which is equal to the purchase price per share less the $0.0001 exercise price of each February 2026 Pre-Funded Warrant, before deducting underwriting discounts and commissions. Each February 2026 Pre-Funded Warrant has an initial exercise price per share of $0.0001, subject to certain adjustments. The February 2026 Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the February 2026 Pre-Funded Warrants are exercised in full. The February 2026 Pre-Funded Warrants do not expire.

Under the terms of the February 2026 Pre-Funded Warrants, we may not effect the exercise of any February 2026 Pre-Funded Warrants, and a holder will not be entitled to exercise any portion of any February 2026 Pre-Funded Warrant (i) if immediately prior to the exercise, a holder (together with its affiliates), beneficially owns an aggregate number of shares of Common Stock greater than the Maximum Percentage of the total number of issued and outstanding shares of our Common Stock without taking into account any warrant shares, or (ii) to the extent that immediately following the exercise, the holder (together with its affiliates) would beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of such shares of Common Stock, which such percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon 61 days’ notice to us.

In connection with the February 2026 PIPE, we entered into a Registration Rights Agreement, dated February 4, 2026 (the “February 2026 Registration Rights Agreement”), with the February 2026 PIPE Selling Stockholders, pursuant to which we are obligated to prepare and file with the SEC a registration statement to register for resale of the shares and the warrant shares within 60 days of the closing date of the February 2026 PIPE and to use our reasonable best efforts to have the registration statement declared effective as soon as possible, but no later than 90 days after the initial filing date of the registration statement, subject to extension under the terms of the February 2026 Registration Rights Agreement. We also agreed to use reasonable best efforts to keep such registration statement effective until the earlier of the date the shares and the warrant shares covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction.

Corporate Information and Trademarks

LB Pharmaceuticals Inc was incorporated under the laws of the State of Delaware in September 2015. Our principal executive office is located at 1 Pennsylvania Plaza, Suite 1025, New York, NY 10119. Our telephone number is (212) 605-0300. Our website address is https://lbpharma.us. Information contained in, or accessible through, our website does not constitute a part of, and is not incorporated into, this prospectus.

The LB Pharmaceuticals logo, the name LB Pharmaceuticals, and other trademarks of LB Pharmaceuticals Inc appearing in this prospectus are the property of LB Pharmaceuticals Inc. Solely for convenience, trade names, trademarks, and service marks contained in this prospectus may appear without the “®” or “™” symbols. Such references are not intended to indicate, in any way, that the respective owners will not assert, to the fullest extent possible under applicable law, their rights to those trade names, trademarks, and service marks.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we may remain an emerging growth company for up to five years following our initial public offering (“IPO”). For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period and, therefore, we are not subject to the same requirements to adopt new or revised accounting standards as other public companies that are not emerging growth companies; however, we may adopt certain new or revised accounting standards early. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the fiscal year in which we have $1.235 billion or more in annual revenue; (ii) the date on which we first qualify as a large accelerated filer under the rules of the SEC; (iii) the date on which we have, in any three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of our IPO.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year, and the market value of our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

THE OFFERING

Common Stock Offered by the Selling Stockholders	Up to 8,489,673 shares, including 2,132,620 shares of our Common Stock issuable upon the exercise of outstanding Pre-Funded Warrants to purchase shares of our Common Stock held by the Selling Stockholders.

Use of Proceeds	We will not receive any proceeds from the sale of the Common Stock covered by this prospectus, except with respect to nominal amounts received by us due to the exercise of Pre-Funded Warrants.

Risk Factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page S-10.

Nasdaq Trading Symbol	LBRX

For additional information concerning the offering, see “Plan of Distribution” beginning on page S-20.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described under the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. If any of the events or developments described therein were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the Selling Stockholders to resell the Shares, as described in the section below titled “Selling Stockholders.”

The Selling Stockholders will receive all of the net proceeds from any sales of the Shares sold pursuant to this prospectus. We will not receive any proceeds from the resale of any Shares offered by this prospectus by the Selling Stockholders. Upon any exercise of the Pre-Funded Warrants for cash, the applicable Selling Stockholder would pay us the nominal $0.0001 per share exercise price set forth in the Pre-Funded Warrants.

We, and not the Selling Stockholders, will pay the costs, expenses and fees in connection with the registration of the Shares covered by this prospectus, but the Selling Stockholder will pay all discounts, commissions or brokers’ fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to sales of the Shares.

SELLING STOCKHOLDERS

This prospectus covers the sale or other disposition by the Selling Stockholders identified in the table below of up to (i) 3,577,560 shares of Common Stock issued in the July 2026 PIPE; (ii) 715,513 shares of Common Stock issuable upon exercise of the July 2026 Pre-Funded Warrants; (iii) 2,779,493 shares of Common Stock issued in the February 2026 PIPE; and (iv) 1,417,107 shares of Common Stock issuable upon exercise of the February 2026 Pre-Funded Warrants, in each case without giving effect to the Beneficial Ownership Limitation described under “Prospectus Summary—Private Placements.” The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our Common Stock by the Selling Stockholders as of July 31, 2026. The information in the table below with respect to each Selling Stockholder has been obtained from the respective Selling Stockholder and the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Throughout this prospectus, when we refer to the Shares being registered on behalf of the Selling Stockholders, we are referring to the shares of our Common Stock and the shares underlying the Pre-Funded Warrants issued to the applicable Selling Stockholders pursuant to the July 2026 Purchase Agreement and the February 2026 Purchase Agreement, without giving effect to the Beneficial Ownership Limitation described under “Prospectus Summary—Private Placements.” The Selling Stockholders may sell all, some or none of the shares of Common Stock subject to this prospectus. See “Plan of Distribution” below as it may be supplemented and amended from time to time.

The number of shares of Common Stock beneficially owned prior to the offering for each Selling Stockholder includes all shares of our Common Stock beneficially held by such Selling Stockholder as of July 31, 2026, which includes (i) all shares of our Common Stock purchased by such Selling Stockholder in the Private Placements, and (ii) all shares of Common Stock issuable upon exercise of the Pre-Funded Warrants purchased by such Selling Stockholder in the Private Placements, subject to the Beneficial Ownership Limitation described under “Prospectus Summary—Private Placements.”

Other than as stated above, beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. In computing the number of shares of our Common Stock beneficially owned by a Selling Stockholder and the percentage ownership of such Selling Stockholder, we deemed outstanding shares of Common Stock issuable upon the exercise of Pre-Funded Warrants (regardless of whether or not such pre-funded warrants were acquired in the Private Placement) and/or warrants, as applicable, held by that Selling Stockholder that are exercisable within 60 days of July 31, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other Selling Stockholder. The percentages of shares owned before and after the offering are based on 32,259,175 shares of Common Stock outstanding as of July 31, 2026, which includes the outstanding shares of Common Stock offered by this prospectus but does not include any shares of Common Stock offered by this prospectus that are issuable pursuant to the Pre-Funded Warrants and are deemed outstanding in the table below because they are beneficially owned by a Selling Stockholder. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any Selling Stockholder named below.

	Shares of Common Stock Beneficially Owned Prior to Offering			Number of Shares of Common Stock Being Offered(1)	Shares of Common Stock to be Beneficially Owned After Offering(2)
Name of Selling Stockholder	Number	Percentage			Number	Percentage
Fidelity Select Portfolios: Biotechnology Portfolio(3)	226,831		*	39,100	187,731		*
Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund(3)	14,800		*	14,800	—	—

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund(3)	48,377	*	48,377	—	—
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund(3)	201,198	*	201,198	—	—
Fidelity Growth Company Commingled Pool(3)	265,065	*	265,065	—	—
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund(3)	57,769	*	57,769	—	—
Fidelity Securities Fund: Fidelity Small Cap Growth Fund(3)	58,600	*	58,600	—	—
Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund(3)	30,604	*	30,604	—	—
Biotech Target N.V.(4)	715,513	*	715,513	—	—
Entities affiliated with Farallon Capital Management, L.L.C.(5)	662,410	*	572,410	90,000		*
Entities affiliated with Janus Henderson Investors(6)	572,410	*	572,410	—	—
Entities advised or subadvised by T. Rowe Price Associates, Inc.(7)	429,307	*	429,307	—	—
Entities affiliated with Deep Track Capital, LP(8)	3,352,804	10.39%	758,574	3,352,804	10.15%
Entities affiliated with Baker Bros. Advisors LP(9)	958,574	2.90%	758,574	200,000		*
Adage Capital Partners, L.P.(10)	200,343	*	200,343	—	—
Commodore Capital Master LP(11)	1,897,745	5.77%	615,472	1,282,273	3.90%
Alyeska Master Fund, L.P.(12)	791,592	2.45%	71,551	720,041	2.23%
Entities affiliated with Integral Health Asset Management(13)	197,929	*	71,551	126,378		*
Entities affiliated with Millennium Management LLC(14)	407,962	1.26%	158,551	249,411		*
Entities affiliated with Caligan Partners(15)	1,509,621	4.68%	1,488,651	20,970		*
Entities affiliated with Spruce Street Capital Management LP(16)	1,404,779	4.35%	264,804	1,139,975	3.53%
Entities affiliated with Dellora Investments LP(17)	892,403	2.77%	28,620	863,783	2.68%
StemPoint Capital Master Fund LP(18)	60,106	*	28,620	31,486		*
TCG Crossover Fund II, L.P.(19)	765,050	2.37%	94,474	670,576	2.08%
Permwell Management Limited(20)	630,657	1.95%	330,657	300,000		*
BLACKWELL PARTNERS LLC—SERIES A(21)	611,519	1.90%	219,480	392,039	1.22%
Nantahala Capital Partners Limited Partnership(22)	327,545	1.02%	117,559	209,986		*
Atlas Private Holdings (Cayman) Ltd.(23)	236,184	*	236,184	—	—
NCP RFM LP(24)	113,830	*	40,855	72,975		*

*	Represents beneficial ownership of less than 1%.

(1)

The number of shares of our Common Stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our Common Stock that a Selling Stockholder may offer and sell from time to time under this prospectus.

(2)

We do not know when or in what amounts a Selling Stockholder may offer shares for sale. The Selling Stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the Selling Stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the Selling Stockholders after completion of the offering. However, for purposes of this table, we have assumed no further acquisitions of shares of Common Stock (or securities exercisable or convertible into Common Stock) by the Selling Stockholders and that, after completion of the offering, none of the shares covered by this prospectus will be held by the Selling Stockholders, including Common Stock issuable upon exercise of the Pre-Funded Warrants issued in the Private Placements.

(3)

These funds and accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)

Biotech Target N.V. is a wholly-owned subsidiary of BB Biotech AG. Accordingly, BB Biotech AG may be deemed to be the indirect beneficial owner of the securities of the Company held directly or indirectly by Biotech Target N.V. BB Biotech AG is a publicly listed entity in Switzerland and Germany. The selling stockholder’s address is Ara Hill Top Building, Unit A-5, Pletterijweg Oost 1, Curacao.

(5)

Consists of (i)(a) 17,003 shares of Common Stock previously held and (b) 110,246 shares of Common Stock purchased in the July 2026 PIPE by Farallon Capital Partners, L.P. (“FCP”), (ii)(a) 18,560 shares of Common Stock previously held and (b) 113,051 shares of Common Stock purchased in the July 2026 PIPE by Farallon Capital Institutional Partners, L.P. (“FCIP”), (iii)(a) 5,422 shares of Common Stock previously held and (b) 30,223 shares of Common Stock purchased in the July 2026 PIPE by Farallon Capital Institutional Partners II, L.P. (“FCIP II”), (iv)(a) 39,480 shares of Common Stock previously held and (b) 262,622 shares of Common Stock purchased in the July 2026 PIPE by Farallon Capital Offshore Investors II, L.P. (“FCOI II”), (v)(a) 1,907 shares of Common Stock previously held and (b) 11,620 shares of Common Stock purchased in the July 2026 PIPE by Farallon Capital (AM) Investors, L.P. (“FCAMI”), (vi)(a) 2,970 shares of Common Stock previously held and (b) 17,745 shares of Common Stock purchased in the July 2026 PIPE by Farallon Capital Institutional Partners III, L.P. (“FCIP III”), and (vii)(a) 4,658 shares of Common Stock previously held and (b) 26,903 shares of Common Stock purchased in the July 2026 PIPE by Farallon Capital F5 Master I, L.P. (“F5MI” and, together with FCP, FCIP, FCIP II, FCOI II, FCAMI, and FCIP III, the “Farallon Funds”). Farallon Capital Management, L.L.C. (“FCM”), as the investment manager of each of the Farallon Funds, may be deemed a beneficial owner of such shares of Common Stock held by the Farallon Funds. Each of Joshua J. Dapice, Philip D. Dreyfuss, Hannah E. Dunn, Varun N. Gehani, Nicolas Giauque, Avner A. Husen, David T. Kim, Michael G. Linn, Patrick (Cheng) Luo, Dr. Thomas G. Roberts, Jr., Edric C. Saito, Daniel S. Short, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly (collectively, the “Farallon Managing Members”), as a senior managing member or managing member, as the case may be, of FCM, in each case with the power to exercise investment discretion, may be deemed a beneficial owner of such shares of Common Stock held by the Farallon Funds. Each of the Farallon Managing Members hereby disclaims any beneficial ownership of any such shares. The address of each of the entities and persons referenced above is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.

(6)

Consists of (i) 468,174 shares of Common Stock purchased in the July 2026 PIPE by Janus Henderson Biotech Innovation Master Fund Limited (“JHBIF”), and (ii) 104,236 shares of Common Stock purchased in the July 2026 PIPE by Janus Henderson Biotech Innovation Master Fund II Limited (“BIF2”, together with JHBIF, the “Janus Funds”). These shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Janus Funds and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Janus Funds. Under the terms of its management contract with the Janus Funds, Janus has overall responsibility for directing the investments of the Janus Funds in accordance with the Janus Funds’ investment objective, policies and limitations. The Janus Funds have one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the shares of Common Stock offered hereby. The portfolio managers for the Janus Funds are Andrew Acker, Daniel S. Lyons and Agustin Mohedas. The address of Janus and each of the Janus Funds is c/o Janus Henderson Investors US LLC, 151 Detroit Street, Denver, CO 80206.

(7)

Consists of (i) 88,996 shares of Common Stock purchased in the July 2026 PIPE by T. Rowe Price New Horizons Fund, Inc., (ii) 39,187 shares of Common Stock purchased in the July 2026 PIPE by T. Rowe Price New Horizons Trust, (iii) 4,495 shares of Common Stock purchased in the July 2026 PIPE by T. Rowe Price U.S. Equities Trust, (iv) 198,138 shares of Common Stock purchased in the July 2026 PIPE by T. Rowe Price Health Sciences Fund, Inc., (v) 15,750 shares of Common Stock purchased in the July 2026 PIPE by TD Mutual Funds – TD Health Sciences Fund, Inc., (vi) 12,565 shares of Common Stock purchased in the July 2026 PIPE by T. Rowe Price Health Sciences Portfolio, (vii) 62,063 shares of Common Stock purchased in the July 2026 PIPE by T. Rowe Price Integrated U.S. Small-Cap Growth Equity Fund, (viii) 295 shares of Common Stock purchased in the July 2026 PIPE by T. Rowe Price Integrated U.S. Small-Cap Growth Equity Trust, (ix) 7,097 shares of Common Stock purchased in the July 2026 PIPE by Brighthouse Funds Trust II – T. Rowe Price Small Cap Growth Portfolio, and (x) 721 shares of Common Stock purchased in the July 2026 PIPE by KeyCorp 401(k) Savings Plan. T. Rowe Price Associates, Inc. (“TRPA”), as an investment advisor, has dispositive and voting power with respect to the shares held by these funds and accounts. For purposes of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of these aforementioned shares; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. The principal business address of TRPA is 1307 Point Street, Baltimore, MD 21231.

(8)

Consists of (i)(a) 2,686,138 shares of Common Stock previously held by Deep Track Biotechnology Master Fund, Ltd. (“DT Master Fund”), (b) 378,444 shares of Common Stock issuable upon exercise of February 2026 Pre-Funded Warrants purchased by DT Master Fund and (c) 286,205 shares of Common Stock issuable upon exercise of July 2026 Pre-Funded Warrants purchased by DT Master Fund and (ii)(a) 666,666 shares of Common Stock previously held by Deep Track Special Opportunities Fund, LP (“DT Special Opportunities Fund”) and (b) 93,925 shares of Common Stock issuable upon exercise of February 2026 Pre-Funded Warrants purchased by DT Special Opportunities Fund. David Kroin is the managing member of Deep Track Capital GP, LLC, (the “General Partner”). The General Partner is the general partner of Deep Track Capital, LP (the “Investment Manager”). The Investment Manager is the Investment Manager for DT Master Fund and for DT Special Opportunities Fund. The address of the fund is c/o Deep Track Capital, LP, 200 Greenwich Ave, 3rd Floor, Greenwich CT, 06830. The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants held by each of Deep Track Biotechnology Master Fund, Ltd. and Deep Track Special Opportunities Fund, LP are subject to a Beneficial Ownership Limitation of 9.99% and are excluded from the amount reported above as beneficially owned prior to the Offering.

(9)

Consists of (i)(a) 183,111 shares of Common Stock previously held by Baker Brothers Life Sciences, L.P. (“Life Sciences”), (b) 446,840 shares of Common Stock issuable upon exercise of February 2026 Pre-Funded Warrants purchased by Life Sciences and (c) 272,258 shares of Common Stock issuable upon exercise of July 2026 Pre-Funded Warrants purchased by Life Sciences and (ii)(a) 16,889 shares of Common Stock previously held by 667, L.P. (“667”), (b) 25,529 shares of Common Stock issuable upon exercise of February 2026 Pre-Funded Warrants purchased by 667 and (c) 13,947 shares of Common Stock issuable upon exercise of July 2026 Pre-Funded Warrants purchased by 667. Life Sciences and 667 are under the advisement of Baker Bros. Advisors LP. Baker Bros. Advisors (GP) LLC is the sole general partner of Baker Bros. Advisors LP. Julian C. Baker and Felix J. Baker are managing members of Baker Bros. Advisors (GP) LLC. The principal business address of the beneficial owners is 860 Washington Street, 3rd Floor, New York, NY 10014. The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants held by each of 667, L.P. and Baker Brothers Life Sciences, L.P. are subject to a Beneficial Ownership Limitation of 4.99%.
(10)

Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage, and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage Capital Partners, LP and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The address of these funds and persons is 200 Clarendon St., 52nd Floor, Boston, MA 02116.

(11)

Consists of (i) 1,282,273 shares of Common Stock previously held, (ii) 472,369 shares of Common Stock issuable upon exercise of February 2026 Pre-Funded Warrants and (iii) 143,103 shares of Common Stock issuable upon exercise of July 2026 Pre-Funded Warrants. Commodore Capital LP is the investment manager to Commodore Capital Master LP (“Commodore”) and may be deemed to beneficially own the securities held by Commodore. Michael Kramarz and Robert Egen Atkinson are the managing partners of Commodore Capital LP and exercise investment discretion with respect to these securities. Commodore Capital LP and Commodore have shared voting and dispositive power with respect to these securities. The address of Commodore Capital LP and Commodore is 444 Madison Avenue, 35th Floor, New York, NY 10022. The shares of Common Stock issuable upon exercise of Pre-Funded Warrant held by Commodore are subject to a Beneficial Ownership Limitation of 9.99%.

(12)

Consists of (i) 720,041 shares of Common Stock previously held by and(ii) 71,551 shares of Common Stock purchased in the July 2026 PIPE. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska”), has voting and investment control of the shares held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska. The registered address of Alyeska is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(13)

Consists of (i)(a) 7,987 shares of Common Stock previously held by Integral Health Archimedes, LP (“Integral Health”) and (b) 7,780 shares of Common Stock purchased in the July 2026 PIPE by Integral Health and (ii)(a) 118,391 shares of Common Stock previously held by NR 1 SP, a Segregated Portfolio of North Rock SPC (“NR1 SP”) and (b) 63,771 shares of Common Stock purchased in the July 2026 PIPE by NR1 SP. Integral Health Archimedes GP, LLC is the sole general partner of Integral Health. The registered address of Integral Health is 437 Madison Ave, 19th Floor, New York, NY 10022. NR1 SP is located at 437 Madison Ave, 21st Floor, New York, NY 10022.

(14)

Consists of (i)(a) 104,012 shares of Common Stock previously held by Integrated Core Strategies (US) LLC (“Integrated Core Strategies”), (b) 87,000 shares of Common Stock purchased in the February 2026 PIPE by Integrated Core Strategies, and (c) 71,551 shares of Common Stock purchased in the July 2026 PIPE by Integrated Core Strategies, and (ii) 140,228 shares of Common Stock previously held by Integrated Assets II LLC, and (iii) 5,171 shares of Common Stock previously held by Integrated Assets, Ltd. The securities listed above may be deemed to be beneficially owned by Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander (“Mr. Englander”) and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to the beneficial ownership of the securities held by such entities. The address for Integrated Core Strategies (US) LLC is c/o Millennium Management LLC, 399 Park Avenue, New York, New York 10022.

(15)

Consists of (i)(a) 20,970 shares of Common Stock previously held by Caligan Partners Master Fund LP (the “Caligan Fund”), (b) 1,417,100 shares of Common Stock purchased in the February 2026 PIPE by the Caligan Fund and certain related managed accounts (c) 71,551 shares of Common Stock purchased in the July 2026 PIPE by the Caligan Fund and certain related managed accounts. Caligan Partners LP (“Caligan”) serves indirectly as the investment manager to the Caligan Fund and the managed accounts. David Johnson is the Managing Partner of Caligan and Managing Member of Caligan Partners GP LLC, the general partner of Caligan, and may be deemed to have voting and investment power over the securities held by Caligan and the Caligan Fund. The principal business address for each of the entities and individual referenced in this footnote is c/o Caligan Partners LP, 780 Third Avenue, 40th Floor, New York, New York 10017.

(16)

Consists of (i)(a) 940,057 shares of Common Stock previously held by Spruce Street Capital Master Fund LP (“Spruce Street Master Fund”), (b) 194,761 shares of Common Stock purchased by Spruce Street Master Fund in the February 2026 PIPE and (c) 23,612 shares of Common Stock purchased by Spruce Street Master Fund in the July 2026 PIPE and (ii)(a) 199,918 shares of Common Stock previously held by a separate account managed by Spruce Street Capital LP, (the “Account”), (b) 41,423 shares of Common Stock purchased by the Account in the February 2026 PIPE and (c) 5,008 shares of Common Stock purchased by the Account in the July 2026 PIPE. Spruce Street Capital LP (“Spruce Street”) is the investment manager of the Spruce Street Master Fund and the Account. Simon Basseyn and Alex Rosen are the managing partners of Spruce Street. These individuals may be deemed to have shared voting and investment power of the securities held by Spruce Street Master Fund and the Account. Each of these individuals disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address of each of the entities is 777 Third Avenue, Suite 1704, New York, NY 10017.

(17)

Consists of (i)(a) 800,919 shares of Common Stock previously held by Dellora Investments Master Fund LP (“Dellora Master Fund”) and (b) 26,330 shares of Common Stock purchased in the July 2026 PIPE by Dellora Master Fund and (ii)(a) 62,864 shares of Common Stock previously held by Dellora Long Only Master Fund LP (“Dellora Long Only”) and (b) 2,290 shares of Common Stock purchased in the July 2026 PIPE by Dellora Long Only. Dellora Investments LP is the investment adviser to Dellora Master Fund and Dellora Long Only and may be deemed to be the beneficial owner of the securities held directly by Dellora Master Fund and Dellora Long Only. Mr. Pyun, as Principal of Dellora Investments LP, has the power to exercise investment and voting discretion over the securities held by Dellora Master Fund and Dellora Long Only and may be deemed to be the beneficial owner of the securities held by Dellora Master Fund and Dellora Long Only. The business address of each of the individuals and entities referenced in this footnote is 41 W Putnam Ave #204, Greenwich, CT 06830.

(18)

Consists of (i) 31,486 shares of Common Stock previously held and (ii) 28,620 shares of Common Stock purchased in the July 2026 PIPE. StemPoint Capital LP (“Adviser”) is the investment advisor of by StemPoint Capital Master Fund LP (“Master Fund”) and may be deemed to have beneficial ownership of the shares beneficially owned thereby. Michelle Ross is the controlling person of the Adviser and accordingly, may be deemed to have beneficial ownership of the shares beneficially owned by Master Fund and the Adviser. Each of the Master Fund, Ms. Ross, and the Adviser disclaims beneficial ownership of all such securities except to the extent of her or its pecuniary interest therein. The business address for the Master Fund, Ms. Ross and the Adviser is 520 Madison Avenue, 19th Floor, New York, NY 10022.

(19)

Consists of (i) 670,576 shares of Common Stock previously held and (ii) 94,474 shares of Common Stock purchased in the February 2026 PIPE. TCG Crossover GP II, LLC is the general partner of TCG Crossover Fund II, L.P. and may be deemed to have voting, investment, and dispositive power with respect to these securities. Chen Yu is the sole managing member of TCG Crossover GP II, LLC and may be deemed to share voting, investment and dispositive power with respect to these securities. Each of TCG Crossover GP II, LLC and Chen Yu disclaims beneficial ownership over the shares held by TCG Crossover Fund II, L.P., except to the extent of their respective pecuniary interest therein. The principal business address for TCG Crossover GP II LLC, TCG Crossover Fund II, L.P. and Chen Yu is c/o TCG Crossover Management, LLC, 245 Lytton Ave., Suite 350, Palo Alto, CA 94301.

(20)

Consists of (i) 300,000 shares of Common Stock previously held and (ii) 330,657 shares of Common Stock purchased in the February 2026 PIPE. Permwell Management Limited (“Permwell”) is wholly owned by NF Investment Holdings Limited (“NFIHL”), which is in turn wholly owned by Nan Fung Group Holdings

Limited (“NFGHL”). Investment and voting decisions with respect to the Company’s securities held by Permwell are made by Mr. Vincent Sai Sing Cheung, Mr. Peter Bisgaard and Dr. Robert Hopfner. The principal business address of NFGHL and Permwell is 17th Floor, AIRSIDE, 2 Concorde Road, Kai Tak, Hong Kong. The registered office address of NFIHL is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.
(21)

Consists of (i) 392,039 shares of Common Stock previously held and (ii) 219,480 shares of Common Stock purchased in the February 2026 PIPE. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. Wilmot B. Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder. The notification address of by Blackwell Partners LLC—Series A is c/o Nantahala Capital Management, LLC, 130 Main St. 2nd Floor, New Canaan, CT 06840.

(22)

Consists of (i) 209,986 shares of Common Stock previously held and (ii) 117,559 shares of Common Stock purchased in the February 2026 PIPE. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. Wilmot B. Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder. The address of Nantahala Capital Partners Limited Partnership is 130 Main St. 2nd Floor, New Canaan, CT 06840.

(23)

Consists of 236,184 shares of Common Stock purchased in the February 2026 PIPE. Balyasny Asset Management L.P. is the investment adviser of by Atlas Private Holdings (Cayman) Ltd. (“Atlas”). Dmitry Balyasny, via intermediate entities, manages Balyasny Asset Management L.P. and has voting and investment control over the reported securities. The address for Atlas and Balyasny Asset Management L.P. is 444 West Lake Street, 50th Floor, Chicago, IL 60606.

(24)

Consists of (i) 72,975 shares of Common Stock previously held and (ii) 40,855 shares of Common Stock purchased in the February 2026 PIPE. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. Wilmot B. Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder. The address of NCP RFM LP is 130 Main St. 2nd Floor, New Canaan, CT 06840.

Relationships with the Selling Stockholders

As discussed in greater detail above under the section titled “Prospectus Summary—Private Placements,” in February 2026, we entered into the February 2026 Purchase Agreement with the February 2026 PIPE Selling Stockholders, pursuant to which we sold and issued shares of our Common Stock and February 2026 Pre-Funded Warrants to purchase shares of our Common Stock and agreed to file a registration statement with the SEC to cover the resale by the February 2026 PIPE Selling Stockholders of the shares of our Common Stock, including the shares of Common Stock issuable upon exercise of the February 2026 Pre-Funded Warrants, issued pursuant to the February 2026 Purchase Agreement. In July 2026, we entered into the July 2026 Purchase Agreement with the July 2026 PIPE Selling Stockholders, pursuant to which we sold and issued shares of our Common Stock and July 2026 Pre-Funded Warrants to purchase shares of our Common Stock and agreed to file a registration statement with the SEC to cover the resale by the July 2026 PIPE Selling Stockholders of the shares of our Common Stock, including the shares of Common Stock issuable upon exercise of the July 2026 Pre-Funded Warrants, issued pursuant to the July 2026 Purchase Agreement.

None of the Selling Stockholders has had a material relationship with us or any of our predecessors or affiliates within the past three years except as hereinafter described. Prior to the February 2026 PIPE, TCG Crossover Fund II, L.P., Commodore Capital Master LP and entities affiliated with Deep Track Capital, LP have been beneficial owners of more than 5% of our Common Stock and participated in the February 2026 PIPE. Prior to the July 2026 PIPE, Commodore Capital Master LP and entities affiliated with Deep Track Capital, LP have been beneficial owners of more than 5% of our Common Stock and participated in the July 2026 PIPE. Entities affiliated with Deep Track Capital, LP are affiliates of Rebecca Luse, a member of our board of directors since August 2023.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the Selling Stockholders;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales effected after the date of the registration statement of which this prospectus is a part becomes effective;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from an offering of securities under the prospectus. Upon any exercise of the Pre-Funded Warrants by payment of cash, however, we will receive the exercise price of the Pre-Funded Warrants.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholders to use reasonable best efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus pursuant to Rule 144 or pursuant to this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Cooley LLP, New York, New York.

EXPERTS

The financial statements of LB Pharmaceuticals Inc (the Company) as of December 31, 2025 and 2024 and for the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement and the accompanying exhibits. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at https://lbpharma.us/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. We have included our website address as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the filing of the registration statement of which this prospectus is a part, and (ii) after the effectiveness of the registration statement but prior to the termination of all offerings of securities covered by this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 26, 2026;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2025 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 23, 2026;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 12, 2026 and August 11, 2026, respectively;

•

Our Current Reports on Form 8-K filed with the SEC on February 5, 2026, March  10, 2026, March 16,  2026, June  9, 2026, June  10, 2026, July  22, 2026, July  29, 2026, September  3, 2026 and September 15, 2026 (each to the extent the information in such reports is filed and not furnished); and

•

The description of our common stock in our registration statement on Form 8-A filed with the SEC on September  9, 2025, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 1 Pennsylvania Plaza, Suite 1025, New York, NY 10119, Attention: Corporate Secretary, or by telephoning us at (212) 605-0300.

Up to 8,489,673 Shares of Common Stock

Prospectus

October 1, 2026

PROSPECTUS

Up to $200,000,000

Common Stock

We have entered into a sales agreement (the “Sales Agreement”), with TD Securities (USA) LLC (“TD Cowen” or the “Sales Agent”), relating to the sale of shares of our common stock, par value $0.0001 per share (“Common Stock”), offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of Common Stock from time to time through or to TD Cowen acting as sales agent, having an aggregate offering price of up to $200,000,000.

Our Common Stock is listed on the Nasdaq Global Market (“Nasdaq”), under the trading symbol “LBRX.” On September 30, 2026, the last reported sale price of our Common Stock was $38.38 per share.

Sales of our Common Stock, if any, under this prospectus may be made in negotiated transactions, including block trades or block sales, or by any method permitted by law deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made through Nasdaq or on any other trading market for our Common Stock, or by any other method permitted by law. Subject to the terms of the Sales Agreement, TD Cowen is not required to sell any specific amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between TD Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to TD Cowen for sales of Common Stock sold pursuant to the Sales Agreement will be an amount of up to 3.0% of the gross proceeds of any shares of Common Stock sold under the Sales Agreement. In connection with the sale of the Common Stock on our behalf, TD Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of TD Cowen may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to TD Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page S-5 of this prospectus and under similar headings in the other documents that we have filed after the date hereof and are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TD Cowen

The date of this prospectus is October 1, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Common Stock from time to time through or to TD Cowen, acting as sales agent, having an aggregate offering price of up to $200,000,000. We may also authorize one or more prospectus supplements or free writing prospectuses to be provided to you that may contain material information relating to this offering. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with this offering, together with the information incorporated herein by reference as described in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before investing in any of the securities being offered.

We have not, and the Sales Agent has not, authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Sales Agent take no responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference industry, market and competitive position data from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. The content of these third-party sources, except to the extent specifically set forth in this prospectus and the documents incorporated by reference in this prospectus, does not constitute a portion of this prospectus or the documents incorporated by reference in this prospectus and is not incorporated herein or therein. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

In addition, while we are responsible for all of the disclosure contained in this prospectus and the documents incorporated by reference in this prospectus and we believe the industry, market and competitive position data included in this prospectus and the documents incorporated by reference in this prospectus is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Special Note Regarding Forward-Looking Statements” in this prospectus and in the section titled “Risk Factors” incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us. Accordingly, investors should not place undue reliance on this information.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless the context indicates otherwise, as used in this prospectus, all references to “LB Pharmaceuticals,” the “Company,” “we,” “us,” “our,” or similar references refer to LB Pharmaceuticals Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact, including statements regarding our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans, or intentions relating to product candidates and markets and business trends are forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

These statements involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•

the initiation, timing, progress, potential registrational quality, and results of our research and development programs, preclinical studies, any clinical trials, Investigational New Drug (“IND”), New Drug Applications (“NDAs”), and other regulatory submissions;

•	the ability of our approach to reproducibly predict treatment outcomes for LB-102 amongst identified patient populations and achieve clinical success;

•	the timing of and costs involved in obtaining and maintaining regulatory approval of LB-102 and any future product candidates that we may identify or develop;

•	the beneficial characteristics, including potential safety, efficacy, and therapeutic effects, of LB-102;

•

our ability to efficiently and cost-effectively conduct our current and future clinical trials, including our plan to incorporate improvements to enhance commercial scalability of our drug product manufacturing;

•	our ability to obtain funding for our operations necessary to complete further development and commercialization of LB-102, if approved;

•

our ability to maintain existing, and establish new, strategic collaborations, licensing, or other arrangements, including our ability to comply with our financial obligations pursuant to the terms of such agreements;

•	our ability to identify and develop LB-102 for treatment of additional indications;

•	the performance of our third-party service providers, including our suppliers and manufacturers;

•	the ability of our third-party manufacturers to increase the scale of their production of our product candidate, and/or increase the product yield of their manufacturing;

•	the rate and degree of market acceptance and clinical utility for LB-102 and any other product candidates we may develop;

•	the effects of competition with respect to LB-102 or any of our future product candidates, as well as innovations by current and future competitors in our industry;

•	our estimates regarding the potential market opportunities and the number of patients for LB-102 and any future product candidates, if approved for commercial use;

•	the implementation of our strategic plans for our business, LB-102, and any future product candidates we may develop;

•

our intellectual property position, including the scope of protection we are able to establish, maintain, defend and enforce for intellectual property rights covering LB-102 and any future product candidates we may develop;

•	our ability to attract and retain key scientific or management personnel;

•	regulatory and legal developments in the United States and foreign countries;

•	our ability to attract and retain employees and collaborators with development, regulatory, and commercialization expertise;

•	the accuracy of our estimates regarding future expenses, future revenue, capital requirements, and need for additional financing;

•	the period over which we estimate our existing cash, cash equivalents and marketable securities will be sufficient to fund our future operating expenses and capital expenditure requirements; and

•	our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act.

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. We discuss many of the risks associated with the forward-looking statements contained or incorporated by reference in this prospectus in greater detail under the heading “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events, or otherwise.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our Common Stock discussed in the section titled “Risk Factors” contained in this prospectus and in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires, we use the terms “LB Pharmaceuticals,” “Company,” “we,” “us” and “our” in this prospectus to refer to LB Pharmaceuticals Inc.

Overview

We are a neuromedicines company dedicated to developing and commercializing high-impact therapies that address the multiple dimensions of underserved brain diseases. Our growing pipeline leverages the broad therapeutic potential of our lead product candidate, LB-102, which we believe has the opportunity to be the first benzamide antipsychotic drug approved for neuropsychiatric disorders in the United States. LB-102 is currently in late-stage clinical development for schizophrenia (pivotal Phase 3 NOVA-2 trial) and bipolar depression (Phase 2 ILLUMINATE-1 trial). Concurrently with the Phase 3 NOVA-2 trial, we are enrolling an outpatient, open label trial (NOVA-3) to accrue the requisite safety population required to support NDA submission as well as other clinical trials and non-clinical studies typically required by the U.S. Food and Drug Administration (“FDA”) for NDA approval.

We are also planning to conduct a Phase 2 clinical trial evaluating LB-102 as an adjunctive treatment in major depressive disorder (“aMDD”). Additional pipeline expansion is planned for LB-102 in new indications with strong mechanistic rationale and validating clinical and real-world experience from amisulpride, potentially including negative symptoms of schizophrenia (with potential for trial initiation in the second half of 2027, subject to regulatory feedback and other factors) and Alzheimer’s disease agitation/psychosis. We are also developing a long-acting injectable (“LAI”) formulation of LB-102, which may improve adherence, a common issue in patients with schizophrenia and bipolar disorder. LB-102 is a new chemical entity and a methylated derivative of amisulpride, a second-generation antipsychotic drug approved in over 50 countries. Amisulpride is not available in the United States because the development and regulatory requirements of the FDA for amisulpride were incompatible with patent coverage on the drug. Amisulpride is a generic drug that has been extensively used in clinical practice following its initial approval in France in the 1980s, generating at least two million monthly prescriptions in 2023 in a subset of 16 continental European countries. Among these European prescriptions for amisulpride, our data suggest that approximately 60% are for schizophrenia and schizoaffective disorders and approximately 20% are for mood disorders and the remainder are for anxiety and a variety of other indications.

We designed LB-102 to address the limitations of amisulpride with the aim of creating a product candidate with the potential for a differentiated therapeutic profile and strong intellectual property protection. We believe LB-102’s mechanism of action, data from our recently completed Phase 2 trial (NOVA-1) of LB-102 in acute schizophrenia, and the heritage of clinical and real-world experience with amisulpride support the continued development of LB-102 in both psychosis and mood disorders. We believe that LB-102, if approved, can become a mainstay of psychiatric practice by offering a potentially attractive alternative to branded and generic therapeutics for the treatment of schizophrenia, bipolar depression, adjunctive MDD and other neuropsychiatric diseases, given the compelling balance of clinical activity and tolerability observed to date.

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Corporate Information and Trademarks

LB Pharmaceuticals Inc was incorporated under the laws of the State of Delaware in September 2015. Our principal executive office is located at 1 Pennsylvania Plaza, Suite 1025, New York, NY 10119. Our telephone number is (212) 605-0300. Our website address is https://lbpharma.us. Information contained in, or accessible through, our website does not constitute a part of, and is not incorporated into, this prospectus.

The LB Pharmaceuticals logo, the name LB Pharmaceuticals, and other trademarks of LB Pharmaceuticals Inc appearing in this prospectus are the property of LB Pharmaceuticals Inc. Solely for convenience, trade names, trademarks, and service marks contained in this prospectus may appear without the “®” or “™” symbols. Such references are not intended to indicate, in any way, that the respective owners will not assert, to the fullest extent possible under applicable law, their rights to those trade names, trademarks, and service marks.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we may remain an emerging growth company for up to five years following our initial public offering (“IPO”). For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period and, therefore, we are not subject to the same requirements to adopt new or revised accounting standards as other public companies that are not emerging growth companies; however, we may adopt certain new or revised accounting standards early. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the fiscal year in which we have $1.235 billion or more in annual revenue; (ii) the date on which we first qualify as a large accelerated filer under the rules of the SEC; (iii) the date on which we have, in any three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of our IPO.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year, and the market value of our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

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THE OFFERING

Common Stock offered by us	Shares of our Common Stock having an aggregate offering price of up to $200,000,000

Common Stock to be outstanding immediately after this offering	Up to 33,892,110 shares, assuming sales of up to 5,211,047 shares of Common Stock in this offering at an assumed offering price of $38.38 per share, which was the last reported sale price of our Common Stock on Nasdaq on September 30, 2026. The actual number of shares of Common Stock outstanding will vary depending on the sales prices at which our Common Stock is sold in this offering and the total amount of sales of Common Stock in this offering.

Plan of Distribution	“At the market offering” that may be made from time to time on The Nasdaq Global Market or other existing trading market for our Common Stock through or to TD Cowen acting as our sales agent. See section titled “Plan of Distribution” on page S-11 of this prospectus.

Use of Proceeds	We intend to use the net proceeds from the sale of the securities under this prospectus for working capital and general corporate purposes, including research and development expenses, general and administrative expenses and capital expenditures. See “Use of Proceeds” on page S-8 of this prospectus.

Risk Factors	Investing in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, please read the information contained under the heading “Risk Factors” beginning on page S-5 of this prospectus and under similar headings in the other documents that we have filed or that are filed after the date hereof and are incorporated by reference into this prospectus.

Nasdaq Global Market Trading Symbol	“LBRX”

The number of shares of Common Stock that will be outstanding immediately after this offering is based on 28,681,063 shares of Common Stock outstanding as of June 30, 2026 and excludes:

•	2,279,906 shares of Common Stock issuable upon the exercise of outstanding stock options under our 2025 Equity Incentive Plan, as amended (the “2025 EIP”), as of June 30, 2026;

•	391,818 shares of Common Stock issuable upon the exercise of outstanding stock options under our 2023 Stock Incentive Plan, as amended (the “2023 Plan”), as of June 30, 2026;

•	20,234 shares of Common Stock issuable upon the exercise of outstanding stock options under our 2018 Stock Incentive Plan (the “2018 Plan”), as of June 30, 2026;

•	2,150 shares of Common Stock issuable upon the exercise of outstanding stock options under our 2017 Stock Incentive Plan (the “2017 Plan”), as of June 30, 2026;

•	208,000 shares of Common Stock issuable upon the exercise of outstanding stock options granted subsequent to June 30, 2026;

•	3,577,560 shares of Common Stock issued in a private placement subsequent to June 30, 2026;

S-3

•	715,513 shares of Common Stock issuable upon the exercise of pre-funded warrants issued in a private placement subsequent to June 30, 2026, with an exercise price of $0.0001 per share;

•	600,000 shares of Common Stock issuable upon the exercise of outstanding stock options granted under the inducement stock option awards, as of June 30, 2026;

•	1,417,107 shares of Common Stock issuable upon the exercise of pre-funded warrants outstanding as of June 30, 2026, with an exercise price of $0.0001 per share;

•	18,175 shares of our Common Stock issuable upon the exercise of Class A common stock warrants outstanding as of June 30, 2026, with an exercise price of $0.28 per share;

•	22,111 shares of our Common Stock issuable upon the exercise of Class B common stock warrants outstanding as of June 30, 2026, with an exercise price of $0.28 per share;

•	1,511 shares of our Common Stock issuable upon the exercise of Series B-1 common stock warrants outstanding as of June 30, 2026, with an exercise price of $0.28 per share;

•	3,361 shares of our Common Stock issuable upon the exercise of New Series B common stock warrants outstanding as of June 30, 2026, with an exercise price of $41.83 per share;

•	1,559,995 shares of Common Stock reserved for future issuance under our 2025 EIP; and

•	481,039 shares of Common Stock reserved for future issuance under our 2025 Equity Stock Purchase Plan (the “2025 ESPP”).

S-4

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should consider carefully the risks and uncertainties described below and discussed under the section titled “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and described under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectus that we may authorize for use in connection with a specific offering. See the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use any net proceeds for corporate purposes that may not improve our financial condition or market value. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our Common Stock. You will not have the opportunity to influence our decisions on how to use the net proceeds from this offering.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to TD Cowen, at any time throughout the term of the Sales Agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Common Stock during the sales period, any limits we may set with the sales agent in any applicable placement notice and the demand for our Common Stock. Because the price per share of each share sold pursuant to the Sales Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sales Agreement.

You may experience immediate and substantial dilution as a result of this offering.

The offering price per share of our Common Stock in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming that an aggregate of 5,211,047 shares of our Common Stock are sold in this offering, based on an assumed sale price of $38.38 per share, the last reported sale price of our Common Stock on the Nasdaq Global Market on September 30, 2026, for aggregate gross proceeds of $200,000,000, and, after deducting commissions payable to TD Cowen and estimated offering expenses payable by us, you will experience immediate dilution of $21.55 per share, representing the difference between the price you pay and our pro forma as adjusted net tangible book value per share as of June 30, 2026,

S-5

after giving effect to this offering, and the assumed public offering price. The exercise of outstanding stock options may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

Future sales or issuances of our Common Stock in the public markets, or the perception of such sales, could depress the trading price of our Common Stock.

The sale of a substantial number of shares of our Common Stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our Common Stock at any time pursuant to this prospectus or in one or more separate offerings. We cannot predict the effect that future sales of Common Stock or other equity-related securities would have on the market price of our Common Stock.

The actual number of shares of Common Stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to TD Cowen at any time throughout the term of the Sales Agreement. The number of shares of Common Stock that are sold by TD Cowen after delivering a placement notice will fluctuate based on the market price of the shares of Common Stock during the sales period and limits we set with TD Cowen. Because the price per share of each share of Common Stock sold will fluctuate based on the market price of our shares of Common Stock during the sales period, it is not possible at this stage to predict the number of shares of Common Stock that will be ultimately issued.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our Common Stock and currently do not plan to pay any cash dividends in the foreseeable future. Any return to stockholders will therefore be limited to appreciation of their stock.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in an offering pursuant to the Sales Agreement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in an offering pursuant to the Sales Agreement, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Sales of Common Stock offered hereby will be in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice delivered to the sales agent, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

S-6

There are risks, including stock market volatility, inherent in owning our Common Stock.

The market price and volume of our Common Stock have been, and may continue to be, subject to significant fluctuations. These fluctuations may arise from general stock market conditions, the impact of risk factors described herein, or changes in the market regarding our business, financial performance, and other factors.

S-7

USE OF PROCEEDS

We may issue and sell shares of our Common Stock having aggregate gross sales proceeds of up to $200,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering and because the amount of proceeds from this offering will depend upon the number of shares of our Common Stock sold and the market price at which they are sold, the actual total public offering amount, commissions payable to TD Cowen and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under the Sales Agreement or fully utilize the Sales Agreement with the Sales Agent as a source of financing.

We currently intend to use the net proceeds from the sale of the securities under this prospectus for working capital and general corporate purposes, including research and development expenses, general and administrative expenses and capital expenditures.

The amounts and timing of our expected use of the net proceeds from this offering represent our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. Use of any net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying upon the judgment of our management regarding the application of these proceeds. We reserve the right to change the use of these proceeds.

Pending application of any net proceeds as described above, we intend to invest the net proceeds to us from this offering that are not used as described above in investment-grade, interest-bearing instruments.

S-8

DILUTION

Dilution represents the difference between the amount per share paid by purchasers of shares in an offering and the pro forma as adjusted net tangible book value per share of our Common Stock immediately after giving effect to such an offering.

Our net tangible book value as of June 30, 2026, was approximately $332.3 million, or $11.04 per share. Net tangible book value is total assets minus the sum of liabilities and intangible assets. Net tangible book value per share is net tangible book value divided by the total number of shares of Common Stock outstanding as of June 30, 2026, after giving effect to the exercise of pre-funded warrants issued pursuant to a private placement consummated in February 2026 (the “February 2026 PIPE”) to purchase 1,417,107 shares of Common Stock for cash.

Our pro forma net tangible book value as of June 30, 2026 was approximately $473.3 million, or $13.76 per share, after giving effect to the sale of (i) 3,577,560 shares of Common Stock and (ii) pre-funded warrants to purchase up to 715,513 shares of Common Stock pursuant to a private placement consummated in July 2026 (the “July 2026 PIPE”).

Our pro forma as adjusted net tangible book value as of June 30, 2026 would have been approximately $666.6 million, or $16.83 per share, after giving effect to the sale of up to 5,211,047 shares of our Common Stock in an offering pursuant to the Sales Agreement at an assumed public offering price of $38.38 per share, the last reported sale price of our Common Stock on the Nasdaq Global Market on September 30, 2026, and after deducting commissions payable to TD Cowen and estimated offering expenses payable by us. This represents an immediate increase in pro forma net tangible book value of $3.07 per share to existing stockholders and immediate dilution of $21.55 per share to investors purchasing our Common Stock in such an offering at the assumed public offering price. The following table illustrates this per share dilution:

Assumed offering price per share		$38.38
Net tangible book value per share as of June 30, 2026	$11.04
Increase in net tangible book value per share attributable to the pro forma adjustments described above	$2.72
Pro forma net tangible book value per share as of June 30, 2026, after giving effect to the July 2026 PIPE	$13.76
Increase in pro forma net tangible book value per share attributable to new investors in the offering	$3.07
Pro forma as adjusted net tangible book value per share as of June 30, 2026, after giving effect to this offering		$16.83
Dilution per share to new investors purchasing shares in this offering		$21.55

The shares subject to the Sales Agreement are being sold from time to time at various prices. Each $1.00 increase in the assumed public offering price of $38.38 per share, assuming all of our Common Stock in the aggregate amount of $200,000,000 during the term of the Sales Agreement is sold at that price, would increase the dilution per share to new investors by approximately $0.94 per share, after deducting the commissions payable to TD Cowen and estimated offering expenses payable by us. Each $1.00 decrease in the assumed public offering price of $38.38 per share, assuming all of our Common Stock in the aggregate amount of $200,000,000 during the term of the Sales Agreement is sold at that price, would decrease the dilution per share to new investors by approximately $0.94 per share, after deducting the commissions payable to TD Cowen and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual offering prices and the actual number of shares issued and sold pursuant to the Sales Agreement.

S-9

The above discussion and table are based on 30,098,170 shares of Common Stock outstanding as of June 30, 2026, after giving effect to the exercise of pre-funded warrants issued pursuant to the February 2026 PIPE to purchase 1,417,107 shares of Common Stock for cash and excludes:

•	2,279,906 shares of Common Stock issuable upon the exercise of outstanding stock options under our 2025 EIP, as of June 30, 2026;

•	391,818 shares of Common Stock issuable upon the exercise of outstanding stock options under our 2023 Plan, as of June 30, 2026;

•	20,234 shares of Common Stock issuable upon the exercise of outstanding stock options under our 2018 Plan, as of June 30, 2026;

•	2,150 shares of Common Stock issuable upon the exercise of outstanding stock options under our 2017 Plan, as of June 30, 2026;

•	208,000 shares of Common Stock issuable upon the exercise of outstanding stock options granted subsequent to June 30, 2026;

•	600,000 shares of Common Stock issuable upon the exercise of outstanding stock options granted under the inducement stock option awards, as of June 30, 2026;

•	18,175 shares of our Common Stock issuable upon the exercise of Class A common stock warrants outstanding as of June 30, 2026, with an exercise price of $0.28 per share;

•	22,111 shares of our Common Stock issuable upon the exercise of Class B common stock warrants outstanding as of June 30, 2026, with an exercise price of $0.28 per share;

•	1,511 shares of our Common Stock issuable upon the exercise of Series B-1 common stock warrants outstanding as of June 30, 2026, with an exercise price of $0.28 per share;

•	3,361 shares of our Common Stock issuable upon the exercise of New Series B common stock warrants outstanding as of June 30, 2026, with an exercise price of $41.83 per share;

•	1,559,995 shares of Common Stock reserved for future issuance under our 2025 EIP; and

•	481,039 shares of Common Stock reserved for future issuance under our 2025 ESPP.

To the extent that options, warrants, or pre-funded warrants outstanding have been or are exercised, or restricted stock awards vest or other shares are issued, investors purchasing shares in an offering pursuant to the Sales Agreement could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to investors in an offering pursuant to the Sales Agreement.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with TD Cowen, under which we may issue and sell from time to time shares of our Common Stock through or to TD Cowen as our sales agent or principal. Pursuant to this Prospectus, we may offer and sell up to $200,000,000 of shares of our Common Stock. Sales of our Common Stock, if any, will be made in negotiated transactions, including block trades or block sales, or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made through Nasdaq or on any other existing trading market for our Common Stock, or by any other method permitted by law. Sales pursuant to the Sales Agreement may be made through an affiliate of TD Cowen. TD Cowen will offer our Common Stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and TD Cowen. We will designate the maximum amount of Common Stock to be sold through TD Cowen on a daily basis or otherwise determine such maximum amount together with TD Cowen. Subject to the terms and conditions of the Sales Agreement, TD Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us. We may instruct TD Cowen not to sell Common Stock if the sales cannot be effected at or above the price designated by us in any such instruction. TD Cowen or we may suspend the offering of our Common Stock being made through TD Cowen under the Sales Agreement upon proper notice to the other party. TD Cowen and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

The aggregate compensation payable to TD Cowen as sales agent will be an amount of up to 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse TD Cowen up to $100,000 of TD Cowen’s actual outside legal expenses incurred by TD Cowen in connection with the execution of the Sales Agreement, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses of the offering payable by us, excluding commissions payable to TD Cowen under the Sales Agreement, will be approximately $700,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Common Stock.

TD Cowen will provide written confirmation to us following the close of trading on the Nasdaq Global Market on each day in which Common Stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of Common Stock sold through it as sales agent on that day and the net proceeds to us.

We will report at least quarterly the number of shares of Common Stock sold through TD Cowen under the Sales Agreement and the net proceeds to us in connection with the sales of Common Stock.

Settlement for sales of Common Stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our Common Stock on our behalf, TD Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to TD Cowen may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to TD Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, TD Cowen will not engage in any transaction that stabilizes our Common Stock.

Our Common Stock is listed on the Nasdaq Global Market and trades under the symbol “LBRX.” The transfer agent of our Common Stock is Equiniti Trust Company, LLC.

S-11

TD Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. TD Cowen and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, TD Cowen and certain affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. TD Cowen and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-12

LEGAL MATTERS

The validity of the shares of Common Stock being offered by this prospectus will be passed upon for us by Cooley LLP, New York, New York. TD Securities (USA) LLC is being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS

The financial statements of LB Pharmaceuticals Inc (the Company) as of December 31, 2025 and 2024 and for the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement and the accompanying exhibits. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at https://lbpharma.us/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. We have included our website address as an inactive textual reference only.

S-13

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the filing of the registration statement of which this prospectus is a part, and (ii) after the effectiveness of the registration statement but prior to the termination of all offerings of securities covered by this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 26, 2026;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2025 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 23, 2026;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 12, 2026 and August 11, 2026, respectively;

•

Our Current Reports on Form 8-K filed with the SEC on February 5, 2026, March  10, 2026, March  16, 2026, June  9, 2026, June  10, 2026, July  22, 2026, July  29, 2026, September  3, 2026 and September 15, 2026 (each to the extent the information in such reports is filed and not furnished); and

•

The description of our Common Stock in our registration statement on Form 8-A filed with the SEC on September  9, 2025, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 1 Pennsylvania Plaza, Suite 1025, New York, NY 10119, Attention: Corporate Secretary, or by telephoning us at (212) 605-0300.

S-14

Up to $200,000,000

Common Stock

PROSPECTUS

TD Cowen

October 1, 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered.

	Amount
SEC registration fee(1)	$31,357.60
FINRA filing fee	$225,500
Accounting fees and expenses		(2)
Legal fees and expenses		(2)
Transfer agent and registrar fees and expenses		(2)
Trustee fees and expenses		(2)
Printing and miscellaneous fees and expenses		(2)

Total		$(2)

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees for the securities offered by this registration statement, other than with respect to the registration fees applicable to (i) the offering of up to 8,489,673 shares of common stock pursuant to the Selling Stockholder Prospectus and (ii) the offering of up to $200,000,000 of shares of common stock that may be issued and sold from time to time under the Sales Agreement with TD Securities (USA) LLC pursuant to the ATM Prospectus.

(2)

The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus or prospectus supplement.

Item 15. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated bylaws provide that we will indemnify our directors and executive officers and permit us to indemnify our other officers, employees, and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

We have entered into indemnification agreements with our directors and executive officers, whereby we have agreed to indemnify our directors and executive officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or executive officer was, or is threatened to be made, a party by reason of the fact that such director or executive officer is or was a director, executive officer, employee or agent of our company, provided that such director or executive officer acted in good faith and in a manner that the director or executive officer reasonably believed to be in, or not opposed to, the best interest of our company. At present, there is no pending litigation or proceeding involving a director or executive officer of us regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

The underwriting agreement that we may enter into (Exhibit 1.1) may provide for indemnification by any underwriters of the Company, its directors, its officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits

Exhibit No.	Description	Incorporated by Reference
		Schedule/ Form	File No.	Exhibit	Filing Date

1.1**	Form of Underwriting Agreement.

1.2*	Sales Agreement, by and between the Registrant and TD Securities (USA) LLC, dated October 1, 2026.

3.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-42831	3.1	September 12, 2025

3.2	Amended and Restated Bylaws of the Registrant.	S-1	333-289812	3.4	August 22, 2025

4.1	Investors’ Rights Agreement, by and among the Registrant and certain of its stockholders, dated as of August 29, 2023.	S-1	333-289812	4.2	August 22, 2025

4.2	Form of Common Stock Certificate	S-1/A	333-289812	4.1	September 8, 2025

4.3**	Form of Certificate of Designation of Preferred Stock Certificate.

4.4*	Form of Indenture.

4.5**	Form of Debt Securities.

4.6**	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.7**	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.8**	Form of Debt Securities Warrant Agreement and Warrant Certificate.

4.9**	Form of Unit Agreement.

5.1*	Opinion of Cooley LLP.

23.1*	Consent of BDO USA, P.C., independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

25.1***	Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939, as amended.

107*	Filing Fee Table

*	Filed herewith.

**	To be filed by amendment or by a report filed under the Exchange Act, and incorporated herein by reference, if applicable.
***	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and Rule 5b-3 thereunder.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Filing Fee Table” in the exhibit to the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York on October 1, 2026.

LB PHARMACEUTICALS INC

By:	/s/ Heather Turner
Heather Turner
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Heather Turner and Joseph Miller and each of them, as his or her true and lawful attorney-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Heather Turner Heather Turner	Chief Executive Officer and Director (Principal Executive Officer)	October 1, 2026

/s/ Joseph M. Miller Joseph M. Miller	Chief Financial Officer (Principal Financial and Accounting Officer)	October 1, 2026

/s/ Scott Garland Scott Garland	Chairman of the Board of Directors	October 1, 2026

/s/ Rebecca Luse Rebecca Luse	Director	October 1, 2026

/s/ Ran Nussbaum Ran Nussbaum	Director	October 1, 2026

/s/ Robert R. Ruffolo, Jr., Ph.D., D.Sc. (h), D.Eng. (h), F.C.P.P. Robert R. Ruffolo, Jr., Ph.D., D.Sc. (h), D.Eng. (h), F.C.P.P.	Director	October 1, 2026

/s/ Rekha Hemrajani Rekha Hemrajani	Director	October 1, 2026

/s/ William Kane William Kane	Director	October 1, 2026

/s/ Robert A. Lenz Robert A. Lenz	Director	October 1, 2026